SCHEDULE I
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BERKSHIRE ENERGY RES

                    GAMCO INVESTORS, INC.
                                 9/01/00           10,000-           38.0000
                                 9/01/00          206,200-           38.0000
                    GABELLI ASSOCIATES FUND
                                 9/01/00            4,200-           38.0000
                    GABELLI ADVISERS, INC. MM FUND
                                 9/01/00              500-           38.0000
          GABELLI FUNDS, LLC.
                         GABELLI UTILITY TRUST FUND
                                 9/01/00           26,500-           38.0000
                         GABELLI ASSET FUND
                                 9/01/00              500-           38.0000
                         GABELLI ABC FUND
                                 9/01/00            4,700-           38.0000
                                 8/18/00            1,200            37.8125


          (1) THE TRANSACTIONS ON 9/1 WHERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. ALL
              OTHER TRANSACTIONS WERE EFFECTED ON THE NATIONAL NASDAQ MARKET.


          (2) PRICE EXCLUDES COMMISSION.